                                PLEDGE AGREEMENT

         This Pledge Agreement (this "Pledge Agreement") is made and entered into as of _________, 1999, by Austin Funding.com Corporation, a Nevada corporation ("Pledgor") in favor of Norwest Bank Texas, N.A. as trustee (herein, "Trustee") on behalf of the holders ("Holders") of Pledgor's 8% Secured Subordinated Debentures Due 2015 (the "Debentures"), as more particularly described in that certain Indenture between Pledgor and Trustee dated _________, 1999, as it may be amended from time to time (the "Indenture").

                                   WITNESSETH:

         WHEREAS, Pledgor is the owner of that certain non-callable United States government zero coupon security in the face amount of $10,000,000, evidence of which is attached hereto and incorporated herein by reference as Exhibit "A" (the "Bond"); and .

         WHEREAS, Pledgor and Trustee have entered into the Indenture; and

         WHEREAS, the terms of the Indenture require, among other things, that Pledgor execute and deliver this Pledge Agreement in order to secure the payment and performance by Pledgor of Pledgor's obligations to Holders of the Debentures.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and in order to induce the Trustee to enter into the Indenture, Pledgor hereby agrees with Trustee as follows:

         SECTION 1. Pledge. Pledgor hereby pledges to Trustee, and grants to Trustee a continuing first priority security interest in all of its right, title and interest in the Bond and all products and proceeds of the Bond, including, without limitation, all cash, options, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Bond (the "Pledged Collateral").

         SECTION 2. Security for Debentures. This Pledge Agreement and the "Entitlement Documents" (as hereinafter defined) secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of Pledgor's obligation to pay interest and principal with respect to the Debentures.

         SECTION 3. Perfection of Security Interest in Pledged Collateral. On or before the date hereof, Pledgor has (i) perfected Trustee's security interest in the Pledged Collateral through either (a) delivery to the Trustee of a certificated security representing ownership of the Bond, along with an appropriate security power therefor, or (b) designating Trustee as the entitlement holder (as such term is defined in Section 8.102 of the Texas Business & Commerce Code, as amended, as in effect on the date hereof [the "TBCC"]) to the issuer of the Bond (such applicable instrument(s) herein, collectively, the "Entitlement Documents");



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and (ii) delivery of an appropriate "Entitlement Order" (as such term is defined in Section 8.102(a)(8) of the TBCC) to Trustee and the issuer of the Bond.

         Notwithstanding the form of the Pledged Collateral, Pledgor and the Trustee acknowledge and agree that, at all times during the term of this Pledge Agreement, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by Trustee on behalf of the Holders pursuant hereto, or shall be held by the Bond issuer pursuant to appropriate Entitlement Documents and Entitlement Order(s), and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Trustee.

         SECTION 4. Representations and Warranties. Pledgor hereby makes all representations and warranties, and agrees to comply with all of the obligations, requirements and restrictions in the covenants and agreements, applicable to Pledgor contained in the Indenture. Pledgor further represents and warrants that:

         (a) The execution, delivery and performance by Pledgor of this Pledge Agreement is within Pledgor's powers, has been duly authorized by all necessary action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Pledgor or result in the creation or imposition of any lien on any assets of Pledgor.

         (b) Pledgor's purchase of the Bond was duly authorized.

         (c) Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any lien or claims of any person or entity except for the security interest created by this Pledge Agreement.

         (d) Pledgor has full power and authority to enter into this Pledge Agreement and has the right to grant a security interest in the Pledged Collateral as provided by this Pledge Agreement.

         (e) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

         (f) Upon the delivery and filing, as applicable, of the Entitlement Documents, the Entitlement Order(s) and the Pledged Collateral in accordance with the provisions of this Pledge Agreement and (as to certain proceeds of the Pledged Collateral) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Debentures in accordance with the terms


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and provisions of the Indenture for the benefit of the Holders, and enforceable as such against all creditors of Pledgor.

         (g) No consent of any other person or entity and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor, or
(ii) for the exercise by Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

         (h) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby.

         (i) The pledge of the Pledged Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

         (j) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.

         SECTION 5. Further Assurance. Pledgor will, promptly upon request by Trustee, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all assignments, instruments and other documents, all in form and substance satisfactory to Trustee, deliver any instruments to Trustee and take any other actions that are necessary or, in the reasonable opinion of Trustee, desirable to perfect, continue the perfection of or protect the first priority of Trustee's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims or interests of third persons or to effect the purposes of this Pledge Agreement. Pledgor also hereby authorizes Trustee to file any financing or continuation statements, or Entitlement Orders, with respect to the Pledged Collateral without the signature of Pledgor to the extent permitted by applicable law. Pledgor will pay all costs incurred in connection with any of the foregoing.

         SECTION 6. Power of Attorney. Subject to the provisions of the Indenture, Pledgor hereby appoints and constitutes Trustee as Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any liens under
Section 5 hereof; (iv) making of any payments or taking any acts under Section 7 hereof and


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(v) paying or discharging taxes or liens, levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Trustee in its sole discretion, and such payments made by Trustee to become the obligations of Pledgor to Trustee, due and payable immediately without demand. Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for Trustee's own account, any checks or instruments in the name of Pledgor, execute and give receipt for any certificate of ownership or any document, transfer tide to any item of Pledged Collateral, sign Pledgor's name on all Entitlement Documents, Entitlement Orders, financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign Pledgor's name on any notice of lien, and prepare, file and sign Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of Pledgor, and to take any other actions arising from or incident to the powers granted to Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by Pledgor.

         SECTION 7. Agent May Perform. If Pledgor fails to perform any agreement contained herein, Trustee may itself perform, or cause performance of, such agreement and the reasonable expenses of Trustee incurred in connection therewith shall be payable by Pledgor under Section 9 hereof.

         SECTION 8. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, Trustee shall have all of the rights and remedies with respect to the Pledged Collateral set forth in the Indenture.

         SECTION 9. Expenses. Pledgor will upon demand pay to Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, of any business broker or other selling agent and of any other experts and agents retained by Trustee, that Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Trustee hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

         SECTION 10. Interest Absolute. All rights of Trustee and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Indenture, or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of Pledgor's obligations pursuant to the Indenture, or any other amendment or waiver of or any consent to any departure from the Indenture;


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

         (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of Pledgor's obligations pursuant to the Indenture; or

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Indenture obligations or of this Pledge Agreement.

         SECTION 11. Miscellaneous Provisions.

                  SECTION 11.1 Notices. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, two (2) business days after deposit in the mail, postage prepaid, one (1) business day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

If to Trustee:            Norwest Bank Texas, N.A.

                          -------------------------------------

                          -------------------------------------
                          Attention:
                                    ---------------------------
                          Facsimile No.:
                                        -----------------------

If to Pledgor:            Austin Funding.com Corporation
                          823 Congress, Suite 515
                          Austin, Texas 78701
                          Attention: Glenn A. LaPointe
                          Facsimile No.: (512) 480-8001

with a copy to:
                          Jack A. Selman
                          Selman & Munson, P.C.
                          111 Congress Plaza, Suite 1000
                          Austin, Texas  78701
                          Facsimile No.: (512) 505-5956

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.1.

         SECTION 11.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of Pledgor, Pledgor or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Pledge Agreement.


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         SECTION 11.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

         SECTION 11.4 Headings. The headings of the Articles and Sections of this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 11.5 Amendments Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by Pledgor from any provision of this Pledge Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to, any departure by Pledgor from any provision of the Indenture, and Trustee not shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. Failure of Trustee to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         SECTION 11.6 Interpretation of Pledge Agreement. Time is of the essence in each provision of this Pledge Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         SECTION 11.7 Continuing Security Interest; Transfer of Debentures. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full-force and effect until the payment in full of all of the Debentures, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Trustee hereunder, to the benefit of the Trustee and the Holders, and their respective heirs, successors, transferees and assigns.


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         SECTION 11.8 Reinstatement. This Pledge Agreement shall continue to be effective or be reinstated if at any time any amount received by Trustee in respect of the Indenture obligations is rescinded or must otherwise be restored or returned by Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         SECTION 11.9 Survival of Provisions. All representations, warranties and covenants of Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the full and final payment and performance of Pledgor's obligations pursuant to the Indenture.

         SECTION 11.10 Waivers. Pledgor waives presentment and demand for payment of any of its obligations pursuant to the Debenture, protest and notice of dishonor or default with respect to any of such obligations, notice of intention to accelerate, notice of acceleration and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

         SECTION 11.11 Authority of Trustee.

         (a) Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to Trustee by the terms hereof, together with such powers as are reasonably incident there to. Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Trustee, nor any director, officer, employee, attorney or agent of Trustee, shall be liable to Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall Trustee be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Pledgor agrees to indemnify and hold harmless Trustee and any other person or entity from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, the allocated costs of inside counsel), claims and liabilities incurred by Trustee or such person or entity hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of Trustee or such person or entity.

         SECTION 11.12  Release; Termination of Pledge Agreement.

         (a) Subject to the provisions of Section 11.8 hereof, this Pledge Agreement shall terminate upon full and final payment and performance of Pledgor's obligations pursuant to the Indenture and payment in full of all fees and expenses owing by Pledgor and Pledgor to


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Trustee. At such time, Trustee shall, at the request of Pledgor, reassign and redeliver to Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Trustee, except as to the absence of any prior assignments by Trustee of its interest in the Pledged Collateral, and shall be at the expense of Pledgor.

         (b) Pledgor agrees that it will not sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

         SECTION 11.13 Final Expression. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         SECTION 11.14 Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under any contracts and agreements included in the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by Trustee of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, and (c) Trustee shall not have any obligation or liability under any contracts and agreements included in the Pledged Collateral by reason of this Pledge Agreement, nor, except as provided in the Indenture, shall Trustee be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 11.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (i) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF TEXAS, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND TRUSTEE IN CONNECTION WITH THIS PLEDGE AGREEMENT AND WHETHER ARISING IN CONTRACT TORT EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF TEXAS; PROVIDED, IF EXPRESSLY REQUIRED TO BE THAT OF THE STATE IN WHICH THE ISSUER IS LOCATED, THE LAW APPLICABLE TO PERFECTION OF TRUSTEE'S SECURITY INTEREST IN THE PLEDGED COLLATERAL SHALL BE THAT OF THE STATE IN WHICH THE ISSUER IS LOCATED.


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                  (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH, PLEDGOR AND
TRUSTEE AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN AUSTIN, TRAVIS COUNTY, TEXAS, BUT PLEDGOR AND TRUSTEE ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF AUSTIN, TRAVIS COUNTY, TEXAS. PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iii) PLEDGOR AGREES THAT TRUSTEE SHALL, IN ITS OWN NAME, HAVE THE RIGHT TO THE EXTENT PERMITTED BY APPLICABLE LAW TO PROCEED AGAINST THE PLEDGED COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER AGAINST SUCH PROPERTY ENTERED IN FAVOR OF TRUSTEE. PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE WITH RESPECT TO SUCH PROPERTY. PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH, INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

         (iv) PLEDGOR AND TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO PLEDGOR AT ITS ADDRESS SET FORTH IN THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE
(5) BUSINESS DAYS AFTER SUCH MAILING.


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         (v) PLEDGOR AGREES THAT TRUSTEE SHALL NOT HAVE ANY LIABILITY TO
PLEDGOR, WHETHER SOUNDING IN TORT CONTRACT OR OTHERWISE, FOR LOSSES SUFFERED BY PLEDGOR IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON TRUSTEE CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         SECTION 11.16  Acknowledgments. Pledgor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement;

         (b) Trustee has no fiduciary relationship to Pledgor, and the relationship between Trustee on the one hand, and Pledgor, on the other hand, is solely as described in the Indenture; and

         (c) no joint venture exists between Pledgor and Trustee.

         SECTION 11.17 Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Pledgor and Trustee has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        PLEDGOR:

                                        AUSTIN FUNDING.COM CORPORATION,
                                        a Nevada corporation


                                        By:
                                            ------------------------------------
                                            Glenn A. LaPointe, President


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

                                        TRUSTEE:

                                           Norwest Bank Texas, N.A.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


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                                   EXHIBIT "A"
                            Evidence of Bond Issuance
                                (to be attached)



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